Subject: GM Proxy Material - A Reminder

General Motors Corporation

Annual Meeting of Stockholders

Tuesday, June 5, 2007

Proxy Login Details:

Control Number: xxxxxx

Holder Account Number: xxxxxxxxxxx

Proxy Access Number: xxxxx

To: Stockholder

According to our latest records, we have not yet received your proxy for the General Motors Corporation Annual Meeting of Stockholders scheduled to be held on June 5, 2007.

Your vote is important. GM's Board recommends you vote in favor of the Board's nominees, who are described in the proxy material found at the Web site http://proxystatement.gm.com. The Board also recommends you vote YES on items 2 through 4 and NO on items 5 through 14 in the proxy statement.

We urge you to go to the Web site www.investorvote.com/gm to vote your shares by proxy via the Internet. During the login process at the voting Web site, you will be required to enter two of the numbers listed on the top of this message (please follow login instructions).

If you would like printed copies of the annual report and proxy materials mailed to you, please request these from GM's annual meeting materials fulfillment service by calling toll free at 800-206-5879. From outside the United States, Canada, or Mexico, call collect at 877-807-8895. Fulfillment representatives are available to accept your request for the publications Monday through Friday from 10 a.m. to 7 p.m. EDT.

Please disregard this notice if you have already submitted your proxy.

Thank you for your cooperation and your prompt response.

Note: If you are having difficulty reaching or navigating the above Web sites, please send an email to us at investorvote@computershare.com and we will respond as promptly as possible.

May 18, 2007

Dear Stockholder:

The General Motors Corporation Annual Meeting of Stockholders is scheduled to be held on June 5, 2007. In the proxy materials you received from GM, the Board recommends you vote in favor of the Board’s nominees. The Board also recommends you vote YES on items 2 through 4 and NO on items 5 through 14 on the proxy card.

Your vote is important. If you have not already submitted your proxy, we urge you to give the proxy materials your immediate attention, and then submit your proxy via the Internet, by telephone, or by proxy card.

We have learned that a very small number of proxy statements may be missing some pages. If you received one of these, please call toll free 800-206-5879, and a replacement will be sent to you by first-class mail. From outside the United States, Canada, or Mexico, call collect at 877-807-8895. The complete proxy statement also is accessible on the Internet at http://proxystatement.gm.com.

Thank you for your cooperation and your prompt response.

Sincerely,

Nancy E. Polis

Secretary

*THIS IS A REMINDER*

You were previously sent proxy soliciting information pertaining to the

General Motors Corporation Annual Meeting of Stockholders. According to our

latest records, we have not received your voting instructions on the matters to be considered at this meeting.

The GM Board recommends you vote in favor of the Board's nominees, who are described in the proxy material found at the Web site

http://proxystatement.gm.com.  The Board also recommends you vote FOR items 2 through 4 and AGAINST items 5 through 14.

This is a NOTIFICATION of the:

GENERAL MOTORS CORPORATION Annual Meeting of Stockholders

MEETING DATE: June 5, 2007

RECORD DATE: April 9, 2007

CUSIP NUMBER: 370442105

ACCOUNT NUMBER: 3456789012345678901

CONTROL NUMBER: 012345678901

You can enter your voting instructions and view the shareholder material at the following Internet site. If your browser supports secure transactions you will be automatically directed to a secure site.

http://www.proxyvote.com/0012345678901

To access ProxyVote, you will need the above CONTROL NUMBER, and the four-digit
PIN, you enrolled with at the time you elected to receive electronic communications
(we suggest the last four digits of your Social Security number or Tax ID). If you do not know your
PIN, please follow the instructions below. Internet voting is accepted up to
11:59 p.m. (ET) the day before the meeting/cut off date.

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below, and your four-digit PIN. If you have forgotten your
PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com

Your Investor Delivery Enrollment Number is:                                 M012345678901

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Please do not send any e-mail to ID@ProxyVote.com. Please REPLY to this

e-mail with any comments or questions about proxyvote.com.

(Include the original text and subject line of this message for identification purposes.)

AOL Users, please highlight the entire message before clicking the reply button.

May 18, 2007

Dear Stockholder:

The General Motors Corporation Annual Meeting of Stockholders is scheduled to be held on June 5, 2007. According to our latest records, we have not yet received your voting instructions for this meeting.

Your vote is important. GM’s Board recommends you vote in favor of the Board’s nominees, who are described in the proxy materials you received from GM. The Board also recommends you vote YES on items 2 through 4 and NO on items 5 through 14.

We urge you to give the proxy materials your immediate attention, and then submit your voting instructions via the Internet, by telephone, or by voting instruction form. Please disregard this notice if you have already submitted your voting instructions.

Thank you for your cooperation and your prompt response.

Sincerely,

Nancy E. Polis

Secretary